Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oramed Pharmaceuticals Inc. of our report dated November 24, 2021 relating to the financial statements, which appears in Oramed Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended August 31, 2021.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
July 12, 2022	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Derech Menachem Begin 146, Tel-Aviv 6492103, Israel,
P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il